EXECUTION VERSION
THIRD LENDER FORBEARANCE AGREEMENT
AND
AMENDMENT NO. 5 TO CREDIT AGREEMENT

This Third Lender Forbearance Agreement and Amendment No. 5 to Credit Agreement (this “Agreement”) is entered into as of March 29, 2021, by and among GTT Communications, Inc., a Delaware corporation (the “U.S. Borrower”), GTT Communications, B.V., a company organized under the laws of the Netherlands (the “EMEA Borrower” and, together with the U.S. Borrower, the “Borrowers”), each of the undersigned Secured Creditors (which constitute the Required Revolving Lenders, the Required Lenders and the Existing Secured Hedge Providers (as defined below)) (collectively, the “Forbearing Lenders”) and KeyBank National Association, as Administrative Agent under the Credit Agreement (together with the Borrowers and the Forbearing Lenders, the “Parties”).
RECITALS
A.    The U.S. Borrower, the EMEA Borrower, the lenders party thereto, KeyBank National Association, as administrative agent (in such capacity, the “Administrative Agent”), and certain other financial institutions party thereto, are parties to that certain Credit Agreement, dated as of May 31, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), under which the U.S. Borrower entered into the Revolving Commitments and incurred the U.S. Term Loans and the EMEA Borrower incurred the EMEA Term Loans. Capitalized terms used herein shall, unless otherwise indicated, have the respective meanings set forth in the Credit Agreement.
B.    The U.S. Borrower is a party to Secured Hedge Agreements with each of the Secured Hedge Providers party hereto (collectively, the “Existing Secured Hedge Providers”) and the obligations of the U.S. Borrower thereunder constitute U.S. Obligations that are secured by the U.S. Collateral pursuant to the terms of the U.S. Security Documents.
C.    The Borrowers have requested that, during the Lender Forbearance Period (as hereinafter defined), (X) the Lenders agree to forbear from exercising any and all rights and remedies against the Credit Parties with respect to any Defaults or Events of Default that have occurred, or that may occur as a result of, (i) any failure by the Credit Parties to comply with Sections 6.01(a), 6.01(b) and/or 7.07(a) of the Credit Agreement, as applicable, as a result of any amendment, supplement, modification, restatement and/or withdrawal or public statement of non-reliance on (x) any audit opinion provided by the U.S. Borrower’s independent public accountants prior to the date of this Agreement pursuant to Section 6.01(a) of the Credit Agreement and/or (y) any financial statements provided by the U.S. Borrower prior to the date of this Agreement in accordance with Section 6.01(a) and/or (b) of the Credit Agreement, (ii) any representation, warranty or statement by any Credit Party contained in the Credit Agreement or any Loan Document (including, without limitation, any representation, warranty or statement (w) made by any Credit Party in any Notice of Borrowing, Notice of Continuation or Conversion and/or LC Request, (x) made or deemed made by any Credit Party pursuant to Sections 4.02 and/or 4.03 of the Credit Agreement in connection with any Credit Event, (y) made by any Credit Party in any Compliance Certificate delivered to the Administrative Agent pursuant to Section 6.01(c) of the Credit Agreement and/or (z) made by any Credit Party pursuant to Amendment No. 1, Amendment No. 2 and/or Amendment No. 3) having been untrue in any material respect (without duplication as to any materiality modifiers, qualifications or limitations applicable thereto) on the date as of which made, deemed made or confirmed as a result of the existing or potential Defaults and/or Events of Default described in clause (X)(i) of this paragraph, (iii) the failure by the Credit Parties to file the U.S. Borrower’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020 on or before October 30, 2020 and/or the U.S. Borrower’s Quarterly Report on Form 10-Q for the fiscal quarter ended

September 30, 2020 on or before November 14, 2020, (iv) the failure by the Credit Parties to file the U.S. Borrower’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 on or before March 31, 2021 and (v) the occurrence and continuance of the “Noteholder Specified Defaults” as defined in the Noteholder Forbearance Agreement (as defined below) as in effect on the date hereof (clauses (i) through (v), collectively, the “Credit Agreement Specified Defaults”) and (Y) each of the Secured Hedge Providers agree to forbear from exercising any and all rights and remedies against the Credit Parties (as applicable) (including, for the avoidance of doubt, causing the occurrence of an Early Termination Date under, and as defined in, any Secured Hedge Agreement or otherwise terminating any Secured Hedge Agreement) with respect to any Event of Default under, and as defined in, any Secured Hedge Agreement (a “Hedge Event of Default”) that has occurred, or that may occur, under Section 5(a)(ii), (iv) and/or (vi) of any Secured Hedge Agreement and/or any Hedge Event of Default that has occurred, or that may occur, expressly and solely as a result of an Event of Default under the Credit Agreement, in each case, solely to the extent relating to the Credit Agreement Specified Defaults (together with the Credit Agreement Specified Defaults, the “Lender Specified Defaults”).
D.        Subject to the terms and conditions set forth herein, the Forbearing Lenders have agreed to forbear, solely during the Lender Forbearance Period, from exercising their default-related rights and remedies against the Credit Parties with respect to the Lender Specified Defaults.
        NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
SECTION 1.    Confirmation by the Borrowers of Obligations and Lender Specified Defaults.
(a)        The U.S. Borrower acknowledges and agrees that, as of the Forbearance Effective Date (as hereinafter defined), (i) the aggregate principal amount of outstanding U.S. Term Loans is $1,725,750,000.00 and the aggregate accrued and unpaid interest thereon is $12,799,312.50, (ii) the aggregate principal amount of Revolving Commitments is $85,718,058.65 and (iii) the aggregate principal amount of outstanding Revolving Loans is $74,834,827.03 and the aggregate accrued and unpaid interest thereon is $555,024.97 and the face amount of issued and outstanding Letters of Credit is $10,763,519.10. The EMEA Borrower acknowledges and agrees that, as of the Forbearance Effective Date, the aggregate principal amount of outstanding EMEA Term Loans denominated in Euros is €731,250,000.00 and the aggregate accrued and unpaid interest thereon is €5,875,390.63, and the aggregate principal amount of outstanding EMEA Term Loans denominated in Dollars is $138,950,000.00 and the aggregate accrued and unpaid interest thereon is $1,545,818.75.
(b)        Each of the Borrowers represents that, (i) there are no claims, demands, offsets or defenses at law or in equity that would defeat or diminish the Administrative Agent’s or any Lender’s present and unconditional right to collect the indebtedness evidenced by the Loan Documents that is owed to such Person, and to proceed to enforce the rights and remedies available to Administrative Agent and Lenders as provided in the Loan Documents as of the date hereof and (ii) except for the Lender Specified Defaults that have occurred and are continuing as of the date hereof, no Defaults or Events of Default under the Credit Agreement have occurred and are continuing as of the date hereof. The Lender Specified Defaults, solely to the extent they occur (or have occurred) and become Events of Default, (x) cannot be cured (but, for the avoidance of doubt, can be waived) and (y) but for entry into this Agreement, would permit the Forbearing Lenders to exercise any applicable rights and remedies provided for under the Loan Documents and applicable law.

(c)        Each of the Borrowers acknowledges and agrees that the Lenders and the Administrative Agent have not waived, released or compromised and do not hereby waive, release or compromise, occurrences, acts, or omissions that may constitute or give rise to any Defaults or Events of Default (including the Lender Specified Defaults) that existed or may have existed, may presently exist, or may arise in the future, nor does any Lender or the Administrative Agent waive any rights and remedies under the Credit Agreement or the other Loan Documents (other than, to the extent and for the period expressly set forth herein, with respect to the Lender Specified Defaults), including any Lender’s right to direct the Administrative Agent to exercise any rights and remedies.
(d)    Each of the Borrowers acknowledges and agrees that the Forbearance (as hereinafter defined) is limited in time and scope and is subject to the terms and conditions set forth herein. Each of the Borrowers further acknowledges and agrees that, upon the occurrence of a Termination Event (as hereinafter defined), the Forbearing Lenders shall be entitled to exercise all rights and remedies in respect of the Lender Specified Defaults under the Loan Documents and applicable law.
SECTION 2.    Forbearance; Forbearance Default Rights and Remedies.
(a)        In reliance upon the representations and warranties and covenants of the Borrowers contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, effective as of the Forbearance Effective Date, each of the Forbearing Lenders (severally and not jointly) agrees that, until the expiration or termination of the Lender Forbearance Period, it will forbear from:
(i)    exercising any and all rights or remedies under the Loan Documents, the Secured Hedge Agreements and applicable law (“Remedial Action”) against the applicable Credit Parties (or any of their assets or properties, whether or not constituting Collateral), including, without limitation, any action to accelerate or join in any request for acceleration of any of the Obligations (including the termination of any Secured Hedge Agreement), and
(ii)    directing the Administrative Agent to take any Remedial Action, in each case described in clauses (i) and (ii), solely with respect to the Lender Specified Defaults (the “Forbearance”). As used herein, the term “Lender Forbearance Period” shall mean the period beginning on the Forbearance Effective Date and ending automatically on the earliest to occur of (the occurrence of any of the events in the succeeding clauses (1) and (2), a “Termination Event”):
(1)    any Forbearance Default (as hereinafter defined) and the delivery to the U.S. Borrower by either the Required Lenders or the Required Revolving Lenders of written notice of such Forbearance Default and such Forbearing Lenders’ intent to terminate this Agreement (which notice may be delivered by counsel to the Forbearing Lenders, including by electronic mail) or, in the case of a Forbearance Default resulting from an Event of Default under Section 8.01(i) of the Credit Agreement, immediately upon the occurrence of such Event of Default without need for further action or notice; and
(2)    5:00 p.m., New York City time, on April 15, 2021; provided that the Lender Forbearance Period may be extended by the Requisite Forbearing Lenders1 pursuant to Section 11 hereof; provided that any extension of the Lender Forbearance Period with respect to any of the Existing Secured Hedge Providers shall also require the consent of such Existing Secured Hedge Provider, it being understood that if any Existing Secured Hedge Provider does not consent to an
1 “Requisite Forbearing Lenders” means the Required Lenders and the Required Revolving Lenders.

extension of the Lender Forbearance Period to which the Requisite Forbearing Lenders have consented, then the Lender Forbearance Period shall be extended with respect to only the Forbearing Lenders (other than such non-consenting Existing Secured Hedge Provider) and each of the Existing Secured Hedge Providers that have consented to such extension, if any.
As used herein, the term “Forbearance Default” shall mean the occurrence of any of the following:
(A)    the occurrence of any Event of Default under the Credit Agreement other than any of the Lender Specified Defaults;
(B)    the failure by any Borrower to comply in all material respects with any term, condition, or covenant set forth in this Agreement, which failure remains uncured (to the extent curable) for three (3) Business Days after the Required Lenders deliver a written notice of such failure to the Borrowers (which notice may be delivered by counsel to the Forbearing Lenders, including by electronic mail);
(C)    [reserved];
(D)    the failure of any representation or warranty made by either of the Borrowers under this Agreement to be true and complete in all material respects as of the date when made;
(E)    the U.S. Borrower or any U.S. Subsidiary shall enter into or acknowledge any amendment, change, supplement or modification (including by means of a waiver or consent) to the 2024 Notes Indenture or the 2024 Notes that:
(x)    increases the rate of interest on the 2024 Notes or otherwise provides for any compensation to any Holder (as defined in the 2024 Notes Indenture), in each case, in excess of the rate of interest and/or compensation payable in respect of the 2024 Notes or under the 2024 Notes Indenture in effect as of the Forbearance Effective Date; or
(y)    amends, changes, supplements or modifies any prepayment provisions of Section 4.07 of the 2024 Notes Indenture or otherwise, in each case, in a manner adverse to the Forbearing Lenders as reasonably determined by the Requisite Forbearing Lenders;
(F)    the end of the Noteholder Forbearance Period (as defined in the Noteholder Forbearance Agreement as in effect on the date hereof) or the failure for any reason for the Noteholder Forbearance Agreement to be in full force and effect;
(G)    60 days after the termination of the Existing Infrastructure Sale Agreement, unless a Replacement Infrastructure Sale Agreement that is reasonably acceptable to the Requisite Forbearing Lenders is effective within 45 days after such termination;
(H)    the occurrence of the Maturity Date (as defined in the Priming Facility Credit Agreement);
(I)    the U.S. Borrower or any Subsidiary thereof shall:
(w)    incur Indebtedness described in clause (i) of the definition thereof in the Credit Agreement, other than (x) the incurrence of Indebtedness under the Priming Facility Credit Agreement and the guarantees in respect thereof, (y) Indebtedness incurred pursuant to Section 7.04(e) of the Credit Agreement and (z) Indebtedness

incurred in the ordinary course of business pursuant to Section 7.04(k) of the Credit Agreement;
(x)    solely in the case of any Non-U.S. Subsidiary of the U.S. Borrower, provide a guarantee of the 2024 Notes;
(y)    in the case of any Credit Party, sell, lease, transfer or otherwise dispose of any assets (including by means of a sale lease back and by means of mergers, consolidation, amalgamation and liquidation of such Person) or Equity Interests directly owned by such Credit Party to any Subsidiary of the U.S. Borrower that is not a Credit Party outside the ordinary course of business, unless (i) such Subsidiary becomes a Credit Party prior to the consummation thereof or (ii) subject to the Infrastructure Reorganization Principles, such transaction is entered into in connection with, or related to, an Infrastructure Reorganization and/or the disposition of all or any portion any of the Infrastructure Business in accordance with the terms of an Infrastructure Sale Agreement; or
(z)     permit, authorize or take any action (or otherwise assist in a third-party in taking any action) that grants any Lien on any property of the U.S. Borrower or Subsidiary thereof to secure (or purport to secure) the 2024 Notes.
The Borrowers shall provide notice to the Forbearing Lenders of the occurrence of any Forbearance Default as soon as reasonably possible but in any event within three (3) Business Days of the Borrowers becoming aware of the occurrence of such Forbearance Default, which notice shall state that such event occurred and shall set forth, in reasonable detail, the facts and circumstances that gave rise to such event.
(b)        The Forbearing Lenders hereby (i) direct the Administrative Agent not to take any Remedial Action during the Lender Forbearance Period as a result of any of the Lender Specified Defaults including, without limitation, any action to accelerate any of the Obligations and (ii) agree to take all actions reasonably requested by the Administrative Agent pursuant to the Loan Documents in connection with such direction.
(c)        The Forbearance is limited in nature and nothing contained herein is intended, or shall be deemed or construed, (i) to constitute a waiver of any of the Lender Specified Defaults or any other future Defaults or Events of Default or compliance with any term or provision of the Loan Documents or applicable law, (ii) to establish a custom or course of dealing between the Borrowers, on the one hand, and any Forbearing Lender, on the other hand, (iii) to give rise to any obligation on the part of the Lenders to extend, modify or waive any term or condition of the Loan Documents or (iv) to give rise to any defenses or counterclaims to the right of the Lenders to compel payment of the Obligations or otherwise enforce their rights and remedies set forth in the Loan Documents following a Termination Event. Nothing contained in this Agreement shall be deemed to obligate any Forbearing Lender to extend the Lender Forbearance Period or enter into any other forbearance agreements.
(d)        Upon the occurrence of a Termination Event, automatically and without any further action by any Forbearing Lender or the Administrative Agent, the agreement of the Forbearing Lenders hereunder to forbear from taking any Remedial Action shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which each of the Borrowers waives. The Borrowers agree that the Forbearing Lenders may at any time thereafter proceed to exercise any and all of their rights and remedies under any or all of the Loan Documents and/or applicable law, including, without limitation, Remedial Action with respect to any of the Lender

Specified Defaults. In furtherance of the foregoing, and notwithstanding the occurrence of the Forbearance Effective Date, each of the Borrowers acknowledges and confirms that, subject to the Forbearance, all rights and remedies of the Forbearing Lenders under the Loan Documents and applicable law with respect to the applicable Credit Parties shall continue to be available to the Forbearing Lenders.
(e)        Each of the Parties hereto agrees that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action that the Forbearing Lenders may be entitled to take or bring in order to enforce their rights and remedies against the Credit Parties are, to the fullest extent permitted by law, tolled and suspended during the Lender Forbearance Period.
(f)        Each of the Credit Parties understands and accepts the temporary nature of the forbearance provided hereby and that the Forbearing Lenders have given no assurances that they will extend such forbearance or provide waivers or amendments to the Credit Agreement after the Lender Forbearance Period.
SECTION 3.    Effectiveness.
This Agreement will be effective as of the date when the following conditions have been satisfied (such date, the “Forbearance Effective Date”):
(a)    Agreement. Each of the Parties shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the other Parties (which signature pages may be delivered by counsel and in electronic form).
(b)    No Default or Event of Default. As of the date of this Agreement, no Default or Event of Default shall have occurred and be continuing, other than the Lender Specified Defaults that have occurred and are continuing as of the date hereof.
(c)    Amendment to Noteholder Forbearance Agreement. The U.S. Borrower and the other U.S. Credit Parties shall have entered into an amendment to that certain Noteholder Forbearance Agreement, dated as of December 28, 2020, by and among the U.S. Credit Parties and the “Forbearing Noteholders” party thereto substantially in the form of Exhibit A hereto (such Noteholder Forbearance Agreement, as amended by such amendment, the “Noteholder Forbearance Agreement”).
(d)    Amendment to Priming Facility Credit Agreement. The EMEA Borrower shall have entered into an amendment to the Priming Facility Credit Agreement substantially in the form of Exhibit B hereto.
(e)    Financial Advisor of Administrative Agent. The U.S. Borrower shall have (i) executed the letter agreement for the payment of all reasonable and documented fees and expenses of Huron Consulting Services LLC (“Huron”), as financial advisor for the Administrative Agent, which letter agreement shall be in form and substance satisfactory to Huron, the Administrative Agent and the U.S. Borrower and (ii) paid, via wire transfer to Huron, all amounts due and payable pursuant to such letter agreement.
(f)    Fees and Expenses. To the extent invoiced at least two (2) Business Days prior to the date of this Agreement, the Credit Parties shall have paid the reasonable and documented fees, charges and disbursements of (i) Jones Day, counsel to the Administrative Agent, and one local counsel to the Administrative Agent in each relevant jurisdiction, (ii) Milbank LLP, counsel to certain Term Lenders and (iii) Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel to certain Term Lenders, in each case, incurred in connection with this Agreement or in connection with any other Loan Documents entered into prior to the Forbearance Effective Date.
SECTION 4.    Amendments. As of the Forbearance Effective Time, the Credit Agreement is hereby amended as follows:
(i)    The following defined term is hereby inserted into Section 1.01 of the Credit Agreement in alphabetical order:
““Lender Forbearance Agreement” means that certain Third Lender Forbearance Agreement and Amendment No. 5 to Credit Agreement, dated as of March 29, 2021, by and among the Borrowers, the Secured Creditors party thereto as “Forbearing Lenders” and the Administrative Agent.”
(ii)    Section 7.07(a) of the Credit Agreement is hereby amended by deleting in its entirety the parenthetical “(as such term is defined in the Lender Forbearance Agreement attached as Annex D to Amendment No. 4)” and inserting the parenthetical “(as such term is defined in the Lender Forbearance Agreement)” in lieu thereof.
SECTION 5.    Representations, Warranties and Covenants of the Borrowers. To induce the Forbearing Lenders to execute and deliver this Agreement, each of the Borrowers represents, warrants and covenants that:
(a)        the execution, delivery and performance by such Borrower of this Agreement and all documents and instruments delivered in connection herewith have been duly authorized by such Borrower, this Agreement has been duly executed and delivered by such Borrower, and this Agreement and all documents and instruments delivered in connection herewith are legal, valid and binding obligations of such Borrower enforceable against it in accordance with their terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);
(b)        neither the execution, delivery and performance of this Agreement and all documents and instruments delivered in connection herewith nor the consummation of the transactions contemplated hereby or thereby does or shall contravene, result in a breach of, or violate (i) any provision of such Borrower’s organizational documents or (ii) any applicable laws;
(c)        as of the date hereof, except for the Lender Specified Defaults that have occurred and are continuing as of the date hereof, no Default or Event of Default has occurred or is continuing under the Credit Agreement; and
(d)    from the Forbearance Effective Date until 5:00 p.m., New York City time, on April 15, 2021, the Borrowers shall not enter into any amendment, restatement, supplement, waiver or modification to the Credit Agreement or any other Loan Document that directly or indirectly adversely impacts any Revolving Lender without the prior written consent of Revolving Lenders holding not less than 66-2/3% of the Aggregate Revolving Facility Exposure; provided that the foregoing prior written consent shall not be required in connection with any release, joinder, supplement or other similar document permitted or required in connection with an Infrastructure Reorganization, subject to the Infrastructure Reorganization Principles (as defined in the Credit Agreement as in effect on the date hereof).

SECTION 6.    Representations, Warranties and Covenants of the Forbearing Lenders. Each Forbearing Lender severally (but not jointly) represents, warrants and covenants that, (i) as of the date hereof, it is the beneficial owner and/or investment advisor or manager of discretionary accounts for the holders or beneficial owners of the Loans and/or Commitments set forth on the signature page hereof beneath its name and/or is a Secured Hedge Provider, as applicable, and (ii) the execution, delivery and performance by such Forbearing Lender of this Agreement and all documents and instruments delivered in connection herewith have been duly authorized by such Forbearing Lender, this Agreement has been duly executed and delivered by such Forbearing Lender, and this Agreement and all documents and instruments delivered in connection herewith are legal, valid and binding obligations of such Forbearing Lender enforceable against it in accordance with their terms, except as the enforcement thereof may be subject to (x) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (y) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).
SECTION 7.    Reference To And Effect Upon The Credit Agreement.
(a)        All terms, conditions, covenants, representations and warranties contained in the Credit Agreement, and all rights of the Forbearing Lenders, shall, subject to the Forbearance, remain in full force and effect. Each of the Borrowers hereby confirms that the Credit Agreement is in full force and effect and that such Borrower has no right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to the Credit Agreement or the applicable Loans.
(b)        Except as set forth herein, the execution, delivery and effectiveness of this Agreement shall not directly or indirectly (i) constitute a consent or waiver of any past, present or future violations of any provisions of the Credit Agreement nor constitute a novation of any of the Obligations under the Credit Agreement, (ii) amend, modify or operate as a waiver of any provision of the Credit Agreement or any right, power or remedy of any Forbearing Lender, or (iii) constitute a course of dealing or other basis for altering the Credit Agreement or any other contract or instrument. Except as set forth herein, each Forbearing Lender reserves all of its rights, powers, and remedies under the Loan Documents and applicable laws.
(c)        Each of the Credit Parties acknowledges and agrees that the Forbearing Lenders’ agreement to forbear from exercising their default-related rights and remedies with respect to the Lender Specified Defaults during the Lender Forbearance Period does not in any manner whatsoever limit any Forbearing Lender’s right to insist upon strict compliance by such Borrower with the Credit Agreement, this Agreement or any other document during the Lender Forbearance Period, except as set forth herein.
SECTION 8.    Additional Covenants.
(a)        Each Forbearing Lender agrees that until the expiration or termination of the Lender Forbearance Period, it shall not directly or indirectly sell, transfer, lend, gift, convert, enter into any derivative or hedging agreement with respect to, or otherwise dispose of (each, a “Transfer”) any ownership (including any beneficial ownership2) in any of its Loans or Commitments and/or any exposure under any Secured Hedge Agreement, as applicable, or enter into any agreement, arrangement or understanding in connection therewith, except that each Forbearing Lender may Transfer any of the foregoing: (i) to the extent such Forbearing Lender is managing the Loans and/or Commitments on behalf of a fund, to another fund managed by the Forbearing Lender if the representations and warranties set
2 As used herein, the term “beneficial ownership” means the direct or indirect economic ownership of, and/or the power, whether by contract or otherwise, to direct the exercise of the voting rights and the disposition of, the Loans and/or Commitments or the right to acquire the Loans and/or the Commitments.

forth in Section 5 remain true and correct in all respects after such Transfer; (ii) to any other Forbearing Lender (including through a broker-dealer intermediary), in which case, such Loans and/or Commitments and/or exposure under any Secured Hedge Agreement, as applicable, shall automatically be deemed to be subject to the terms of this Agreement; (iii) to a transferee the Forbearing Lender controls, is controlled by, is under common control with or is an affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act), affiliated fund, or affiliated entity with a common investment advisor, so long as the applicable transferee agrees to be bound by all the terms of this Agreement as if such transferee had originally executed this Agreement; or (iv) to any other person provided that the transferee agrees in writing prior to such Transfer to be bound by all the terms of this Agreement as if such transferee had originally executed this Agreement, or the transferee executes and delivers a separate agreement with terms substantially similar to this Agreement for the benefit of the Borrowers (the Transfers set forth in the foregoing clauses (i) to (iv), a “Permitted Transfer” and such party to such Permitted Transfer, a “Permitted Transferee”) (any Transfer that does not comply with this paragraph shall be void ab initio). Upon satisfaction of the foregoing requirements in this Section 7(a), the transferee shall be deemed to be a Forbearing Lender hereunder and the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of such transferred rights and obligations.
(b)    This Agreement shall in no way be construed to preclude the Forbearing Lender from acquiring additional Loans and/or Commitments; provided, that (A) if any Forbearing Lender acquires additional Loans and/or Commitments during the term of this Agreement, such Forbearing Lender shall report its updated holdings of Loans and/or Commitments to the Borrowers within three (3) Business Days of such acquisition and (B) any acquired Loans and/or Commitments shall automatically and immediately upon acquisition by a Forbearing Lender be deemed subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given).
(c)        Each of the Borrowers understands that the Forbearing Lenders are engaged in a wide range of financial services and businesses. In furtherance of the foregoing, each of the Borrowers acknowledges and agrees that, to the extent a Forbearing Lender expressly indicates on its signature page hereto that it is executing this Agreement on behalf of specific trading desk(s) and/or business group(s) of the Forbearing Lender that principally manage and/or supervise the Forbearing Lender’s investment in such Borrower, the obligations set forth in this Agreement shall only apply to such trading desk(s) and/or business group(s) and shall not apply to any other trading desk or business group of the Forbearing Lender so long as they are not acting at the direction or for the benefit of such Forbearing Lender or such Forbearing Lender’s investment in such Borrower; provided that the foregoing shall not diminish or otherwise affect the obligations and liability therefor of any legal entity that executes this Agreement.
(d)        Further, notwithstanding anything in this Agreement to the contrary, the Parties agree that, in connection with the delivery of signature pages to this Agreement by a Forbearing Lender that is a Qualified Marketmaker (defined below) before the occurrence of conditions giving rise to the effective date for the obligations hereunder, such Forbearing Lender shall be a Forbearing Lender hereunder solely with respect to the Loans and/or Commitments listed on such signature pages and shall not be required to comply with this Agreement for any other Loans it may hold from time to time in its role as a Qualified Marketmaker. As used herein, the term “Qualified Marketmaker” means an entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers claims against the Borrowers (or enter with customers into long and short positions in claims against the Borrowers), in its capacity as a dealer or market maker in claims against the Borrowers and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

SECTION 9.    General Release.
(a)    As of the date of this Agreement, each Credit Party that is a party hereto and the U.S. Borrower, on behalf of each other Credit Party and each of their respective Subsidiaries (collectively, the “Releasors”), to the fullest extent permitted by law, hereby releases, and forever discharges the Administrative Agent, each Lender and each of its or their respective trustees, officers, directors, participants, beneficiaries, agents, attorneys, affiliates and employees, and the successors and assigns of the foregoing (collectively, the “Released Parties”), from any and all claims, actions, causes of action, suits, defenses, set-offs against the Obligations, and liabilities of any kind or character whatsoever, known or unknown, contingent or matured, suspected or unsuspected, anticipated or unanticipated, liquidated or unliquidated, claimed or unclaimed, in contract or in tort, at law or in equity, or otherwise, including, without limitation, claims or defenses relating to allegations of usury, which relate, in whole or in part, directly or indirectly, to the Loans, the Loan Documents, the Obligations, the Collateral or this Agreement, in each case, which existed, arose or occurred at any time prior to the date of this Agreement, including, without limitation, the negotiation, execution, performance or enforcement of the Loan Documents and this Agreement, any claims, causes of action or defenses based on the negligence of any of the Released Parties or on any “lender liability” theories of, among others, unfair dealing, control, misrepresentation, omissions, misconduct, overreaching, unconscionability, disparate bargaining position, reliance, equitable subordination, or otherwise, and any claim based upon illegality or usury (collectively, the “Released Claims”). No Releasor shall intentionally, willfully or knowingly commence, join in, prosecute, or participate in any suit or other proceeding in a position which is adverse to any of the Released Parties, arising directly or indirectly from any of the Released Claims. The Released Claims include, but are not limited to, any and all unknown, unanticipated, unsuspected or misunderstood claims and defenses which existed, arose or occurred at any time prior to the date of this Agreement, all of which are released by the provisions hereof in favor of the Released Parties.
(b)    Each Releasor acknowledges and agrees that it has no defenses, counterclaims, offsets, cross-complaints, causes of action, rights, claims or demands of any kind or nature whatsoever, including, without limitation, any usury or lender liability claims or defenses, arising out of the Loan Documents or this Agreement, that can be asserted either to reduce or eliminate all or any part of any of the Releasors’ liability to the Administrative Agent and the Lenders under the Loan Documents, or to seek affirmative relief or damages of any kind or nature from the Administrative Agent or the Lenders, for or in connection with the Loans or any of the Loan Documents. Each Releasor further acknowledges that, to the extent that any such claim does in fact exist, it is being fully, finally and irrevocably released by them as provided in this Agreement.
(c)    Each Releasor hereby waives the provisions of any applicable laws restricting the release of claims which the releasing parties do not know or suspect to exist as of the date of this Agreement, which, if known, would have materially affected the decision to agree to these releases. Accordingly, each Releasor hereby agrees, represents and warrants to the Administrative Agent and each Lender that it understands and acknowledges that factual matters now unknown may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and each Releasor further agrees, represents and warrants that the releases provided herein have been negotiated and agreed upon, and in light of, that realization and that each Releasor nevertheless hereby intends to release, discharge and acquit the parties set forth hereinabove from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are in any manner set forth in or related to the Released Claims and all dealings in connection therewith.

(d)    In making the releases set forth in this Agreement, each Releasor acknowledges that it has not relied upon any representation of any kind made by any Released Party.
(e)    It is understood and agreed by the Releasors and the Released Parties that the acceptance of delivery of the releases set forth in this Agreement shall not be deemed or construed as an admission of liability by any of the Released Parties and the Administrative Agent, on behalf of itself and the other Released Parties, hereby expressly denies liability of any nature whatsoever arising from or related to the subject of such releases.
SECTION 10.    Reaffirmation and Acknowledgement.
(a)    Each U.S. Credit Party, by its signature below, hereby (i) consents to the terms hereof and hereby acknowledges and agrees that any Loan Document to which it is a party or otherwise bound shall continue in full force and effect (including, without limitation, the pledge and security interest in any Collateral granted by it pursuant to the Loan Documents), (ii) acknowledges and agrees that the Obligations under the Loan Documents are in all respects continuing, (iii) reaffirms all of its obligations under each of the Loan Documents to which it is a party, and (iv) reaffirms its guarantee of the Obligations and the pledge of and/or grant of a security interest in its assets constituting Collateral to secure the Obligations and acknowledges and agrees that such guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, the Obligations.
(b)    The EMEA Borrower, by its signature below, hereby (i) consents to the terms hereof and hereby acknowledges and agrees that any Loan Document to which it is a party or otherwise bound shall continue in full force and effect (including, without limitation, the pledge and security interest in any Collateral granted by it pursuant to the Loan Documents), (ii) acknowledges and agrees that the Non-U.S. EMEA Credit Party Obligations under the Loan Documents are in all respects continuing, (iii) reaffirms all of its obligations under each of the Loan Documents to which it is a party, and (iv) reaffirms pledge of and/or grant of a security interest in its assets constituting Collateral under the Non-U.S. Security Agreements to secure the Non-U.S. EMEA Credit Party Obligations and acknowledges and agrees that such pledge and/or grant continue in full force and effect in respect of, and to secure, the Non-U.S. EMEA Credit Party Obligations.
SECTION 11.    Amendments. This Agreement may be modified, amended or supplemented only by an instrument in writing signed by the Borrowers and the Requisite Forbearing Lenders. Any provision in this Agreement may be waived by an instrument in writing signed by the Party against whom such waiver is to be effective, and any date or deadline set forth herein may be extended by written consent of the Requisite Forbearing Lenders (which may be evidenced by email from counsel); provided that the extension of the Lender Forbearance Period with respect to any of the Existing Secured Hedge Providers shall require the written consent of such Existing Secured Hedge Provider (which may be evidenced by email from Jones Day, counsel to the Existing Secured Hedge Providers) to the extent set forth in clause (2) of the definition of “Termination Event”.
SECTION 12.    GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THE PROVISIONS OF SECTION 11.08 OF THE CREDIT AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE, MUTATIS MUTANDIS.
SECTION 13.    Construction. This Agreement and all other agreements and documents executed and/or delivered in connection herewith have been prepared through the joint efforts of all of the Parties. Neither the provisions of this Agreement or any such other agreements and documents nor any alleged ambiguity therein shall be interpreted or resolved against any party on the ground that such party or its counsel drafted this Agreement or such other agreements and documents, or based on any other rule of strict construction. Each of the Parties represents and declares that such party has carefully read this Agreement and all other agreements and documents executed in connection therewith, and that such party knows the contents thereof and signs the same freely and voluntarily. The Parties acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Agreement and all other agreements and documents executed in connection herewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect. Without limiting the generality of the foregoing, “option” and “discretion” shall be implied by the use of the words “if” and “may.”
SECTION 14.    Counterparts. This Agreement may be executed in counterparts (and by different Parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means (including “.pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of electronic records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 15.    Severability. If any provision of this Agreement or the Credit Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the Credit Agreement shall not be affected or impaired thereby and (b) the Parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 16.    Time of Essence. Time is of the essence in the performance of the obligations of the Parties hereunder and with respect to all conditions to be satisfied by such Parties.
SECTION 17.    Further Assurances. Each of the Borrowers agrees to take all further actions and execute all further documents as the Required Lenders or Required Revolving Lenders may from time to time reasonably request to carry out the transactions contemplated by this Agreement and all other agreements executed and delivered in connection herewith.
SECTION 18.    Section Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.
SECTION 19.    Notices. Except as set forth herein, all notices, requests, and demands to or upon the respective Parties shall be given in accordance with the Credit Agreement or in such other manner and to such persons as agreed upon by the Parties.
SECTION 20.    Assignments. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Forbearing Lenders and their respective successors and assigns.

SECTION 21.    Relationship of Parties; No Third Party Beneficiaries. Nothing in this Agreement shall be construed to alter the existing debtor-creditor relationship between the Borrowers and the Forbearing Lenders. This Agreement is not intended, nor shall it be construed, to create a partnership or joint venture relationship between or among any of the Parties. No person other than a Party hereto is intended to be a beneficiary hereof and no person other than a Party hereto shall be authorized to rely upon or enforce the contents of this Agreement.
SECTION 22.    Final Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT AND ANY APPLICABLE SECURED HEDGE AGREEMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES (AS APPLICABLE) AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
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IN WITNESS WHEREOF, this Forbearance Agreement has been executed by the Parties hereto as of the date first written above.

                        GTT COMMUNICATIONS, INC.

    By:     /s/ Donna Granato
        Name: Donna Granato
        Title: Interim Chief Financial Officer

                        GTT COMMUNICATIONS B.V.

    By:     /s/ Donna Granato
        Name: Donna Granato
        Title: Director

GTT AMERICAS, LLC
GTT GLOBAL TELECOM GOVERNMENT SERVICES, LLC
ELECTRA LTD.
CORE180, LLC
COMMUNICATION DECISIONS – SNVC, LLC
GC PIVOTAL, LLC

    By:     /s/ Donna Granato
        Name: Donna Granato
        Title: Vice President, Treasurer, Secretary and Chief Financial Officer
GTT – Third Lender Forbearance Agreement

    KEYBANK NATIONAL ASSOCIATION, as Administrative Agent

    By:     /s/ Eric W. Domin
        Name: Eric W. Domin
        Title: Vice President

GTT – Third Lender Forbearance Agreement

Exhibit A – First Amendment to Noteholder Forbearance Agreement
See Exhibit 10.2 filed herewith.

Exhibit B – Second Amendment to Priming Facility Credit Agreement
See Exhibit 10.1 filed herewith.